CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated July 25, 2013 on the financial statements and financial highlights of Cincinnati Asset Management Funds: Broad Market Strategic Income Fund, a series of shares of beneficial interest of Ultimus Managers Trust.  Such financial statements and financial highlights appear in the May 31, 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP
Philadelphia, Pennsylvania
September 26, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated July 25, 2013 on the financial statements and financial highlights of APEXcm Small/Mid Cap Growth Fund, a series of shares of beneficial interest of Ultimus Managers Trust.  Such financial statements and financial highlights appear in the May 31, 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP
Philadelphia, Pennsylvania
September 26, 2013